Exhibit 99.1

SilverSun Technologies Reports Record Revenues and Earnings for Full Year 2011

Livingston, NJ, March 29, 2012 – SilverSun Technologies, Inc. (the “Company”) (OTCBB: SSNT) (OTCQB:  SSNT), a total solutions provider specializing in business software for the small and medium-sized business market, today reported its financial results for the calendar year ended December 31, 2011, in a Form 10-K filed with the Securities and Exchange Commission.

SilverSun’s revenues for the twelve months ended December 31, 2011, increased 40.5% year-over-year to a record $10,522,080 from $7,486,703 in 2010. Net income on a consolidated basis totaled $2,708,931 for the year ending December 31, 2011, also a record, as compared to a net loss of $568,505 on a consolidated basis for the year ended December 31, 2010, an increase of $3,277,436.

Earnings per share was $0.58 for the year ending December 31, 2011, as compared to a net loss of $0.13 per share for the previous year. Earnings per share on a fully diluted basis was $0.02 for the year ending December 31, 2011, versus a net loss per share of $0.13 on a fully diluted basis for 2010.

Mark Meller, Chief Executive Officer of SilverSun Technologies, stated, “This was a banner year for our Company, and we are very pleased to report financial improvements across the board. Operating profit, despite the expenses we incurred as a result of our restructuring, was still $260,000. Furthermore, we have secured a line of credit with a commercial lender and have reduced our total liabilities by $3,712,550, from $6,133,472 on March 30, 2011, to $2,420,922 as of December 31, 2011, a reduction of 60.5%.”

“Our Company is working hard to execute on its aggressive growth plan,” Meller continued. “With organic sales accelerating, significant reduction of our debt, and a profitable operating business, we are well positioned to commence the next phase of our growth strategy, which includes the acquisition of other resellers and proprietary products. We are excited about the future and look forward to providing additional information on further developments.”

About SilverSun Technologies, Inc.

SilverSun Technologies is involved in the acquisition and build-out of technology and software companies. The Company's growth strategy is to acquire firms in the extensive and expanding, but highly fragmented, business solutions marketplace, as it seeks to create substantial value for shareholders. Since June 2004, SilverSun has acquired SWK Technologies, Inc., Business Tech Solutions Group, Inc., Wolen Katz Associates, and AMP-BEST Consulting, Inc. Through its subsidiaries, the Company offers an array of accounting and business management products, including its own proprietary software, as well as a wide range of value-added services.

For additional information, visit SilverSun’s corporate website: www.silversuntech.com

The information contained herein includes forward-looking statements. These statements relate to future events or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Contact
SilverSun Technologies
Mark Meller
CEO
(973) 758-6108
meller@silversuntech.com